FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            COMPLETE MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)

                New York                                  11-3149119
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(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)

254 West 31st Street, New York, New York                     10001
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(Address of principal executive office)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange which
       to be so registered                  each class is to be registered

     Common Shares, par value                   New York Stock Exchange
        $.001 per share

     Convertible Subordinated                   New York Stock Exchange
       Debentures Due 2003

     Convertible Subordinated                   New York Stock Exchange
 Debentures Due December 15, 2003

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

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                                (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.

      The descriptions of securities required by this Item are contained in the Registration Statement of the Registrant on Form S-1, File No. 333-15531 filed with the Commission on November 5, 1996 under the captions "Description of Capital Stock" and "Description of Debentures" and in the Registration Statement of the Registrant on Form S-1 File No. 333-4262 filed with the Commission on May 1, 1996 under the caption "Description of Debentures", and are incorporated herein by reference.

Item 2. Exhibits

      1. All Exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 27, 1997

                                          COMPLETE MANAGEMENT, INC.


                                      By: /s/ Steven M. Rabinovici
                                          -------------------------------------
                                          Steven M. Rabinovici,
                                          Chairman and Chief Executive Officer


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